As Filed with the Securities and Exchange Commission on May 2, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State of Incorporation)	(I.R.S. Employer Identification Number)

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083

(650) 837-7000

(Address of principal executive offices)

2000 EQUITY INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Frank Karbe

Chief Financial Officer

Exelixis, Inc.

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083

(650) 837-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christoph A. Pereira, Esq.	Robert L. Jones, Esq.
Vice President Legal Affairs & Secretary	Cooley Godward LLP
Exelixis, Inc.	Five Palo Alto Square
170 Harbor Way	3000 El Camino Real
P.O. Box 511	Palo Alto, California 94306
South San Francisco, CA 94083

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock (par value $.001)	5,122,850 shares	$6.83	$34,989,066	$4,119

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and shares of common stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market System on April 29, 2005. The following chart illustrates the calculation of the registration fee:

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	4,454,652	$6.83	$30,425,273
Shares issuable pursuant to the Employee Stock Purchase Plan	668,198	$6.83	$4,563,792
Proposed Maximum Aggregate Offering Price			$34,989,066

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 4,454,652 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan and (ii) 668,198 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 (relating to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan) File Nos. 333-35862, 333-57026, 333-82722, 333-102770 and 333-113472 previously filed with the SEC on April 28, 2000, March 14, 2001, February 14, 2002, January 28, 2003, and March 10, 2004 respectively, are incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description
4.1	2000 Equity Incentive Plan. (1)

4.2	2000 Employee Stock Purchase Plan. (2)

4.3	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise permissible). (3)

4.4	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise may be restricted). (4)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature pages to this Registration Statement).

(1)	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-30978), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.
(2)	Filed as Appendix A to Exelixis, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference.
(3)	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on November 8, 2004 and incorporated herein by reference.
(4)	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2004 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 29, 2005.

EXELIXIS, INC.

By:	/s/ George A. Scangos
George A. Scangos, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Scangos, Christoph Pereira and Frank Karbe, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George A. Scangos	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2005
George A. Scangos, Ph.D.

/s/ Frank Karbe	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2005
Frank Karbe

/s/ Stelios Papadopoulos	Chairman of the Board of Directors	April 29, 2005
Stelios Papadopoulos, Ph.D.

/s/ Charles Cohen	Director	April 29, 2005
Charles Cohen, Ph.D.

/s/ Jean-Francois Formela	Director	April 29, 2005
Jean-Francois Formela, M.D.

/s/ Alan M. Garber	Director	April 29, 2005
Alan M. Garber, M.D., Ph.D.

/s/ Vincent T. Marchesi	Director	April 29, 2005
Vincent T. Marchesi, M.D., Ph.D.

/s/ Frank McCormick	Director	April 29, 2005
Frank McCormick, Ph.D.

/s/ George Poste	Director	April 29, 2005
George Poste D.V.M., Ph.D.

/s/ Lance Willsey	Director	April 29, 2005
Lance Willsey, M.D.

/s/ Jack L. Wyszomierski	Director	April 29, 2005
Jack L. Wyszomierski

EXHIBIT INDEX

Exhibit Number	Description
4.1	2000 Equity Incentive Plan. (1)

4.2	2000 Employee Stock Purchase Plan. (2)

4.3	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise permissible). (3)

4.4	Form of Stock Option Agreement under the 2000 Equity Incentive Plan (early exercise may be restricted). (4)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature pages to this Registration Statement).

(1)	Filed as an Exhibit to Exelixis, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-30978), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.
(2)	Filed as Appendix A to Exelixis, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference.
(3)	Filed as an Exhibit to Exelixis, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on November 8, 2004 and incorporated herein by reference.
(4)	Filed as an Exhibit to Exelixis, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 2004 and incorporated herein by reference.